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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF INTERFACE, INC.

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                                                           JURISDICTION OF
                    SUBSIDIARY(1)                           ORGANIZATION
                    -------------                          ---------------
Bentley Prince Street, Inc.                                 Delaware (USA)
Camborne Holdings Ltd.(2)                                   England and Wales
Chatham, Inc.                                               North Carolina (USA)
Guilford of Maine (Canada), Inc.                            Canada
Intek, Inc.                                                 Georgia (USA)
Interface Americas Dyehouse Operations, LLC                 Georgia (USA)
Interface Americas Holdings, Inc.(3)                        Georgia (USA)
Interface Americas Re:Source Technologies, Inc.             Georgia (USA)
Interface Architectural Resources, Inc.                     Michigan (USA)
Interface Asia-Pacific Hong Kong Ltd.                       Hong Kong
Interface Australia Holdings Pty Ltd.(4)                    Australia
Interface Europe B.V.(5)                                    Netherlands
Interface Europe, Ltd.(6)                                   England and Wales
Interface Fabrics Group, Inc.(7)                            Delaware (USA)
Interface Flooring Systems, Inc.                            Georgia (USA)
Interface Flooring Systems (Canada), Inc.                   Canada
Interface Global Holdings ApS                               Denmark
Interface Heuga Singapore Pte. Ltd.                         Singapore
Interface Overseas Holdings, Inc.(8)                        Georgia (USA)
Interface Real Estate Holdings, LLC                         Georgia (USA)
Interface Research Corporation                              Georgia (USA)
Interface Securitization Corporation                        Delaware (USA)
Interface TekSolutions, LLC                                 Michigan (USA)
Interface Yarns, Inc.                                       Georgia (USA)
Pandel, Inc.                                                Georgia (USA)
Re:Source Americas Enterprises, Inc.(9)                     Georgia (USA)
Toltec Fabrics, Inc.                                        Georgia (USA)
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(1)      The names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary", have been omitted. The names of consolidated wholly-owned multiple subsidiaries carrying on the same line of business have been omitted where the name of the immediate parent, the line of business, the number of omitted subsidiaries operating in the United States and the number operating in foreign countries have been given.

(2) Camborne Holdings, Ltd. is the parent of 11 direct subsidiaries organized and operating in England, Wales, Hong Kong, Singapore and Germany in the interior fabrics business.

(3) Interface Americas Holdings, Inc. (formerly Interface Americas, Inc.) is the parent of nine direct subsidiaries organized and operating in the U.S. (including Bentley Prince Street, Inc., Interface Americas Re:Source Technologies, Inc., Interface Architectural Resources, Inc., Interface Flooring Systems, Inc., Pandel, Inc. and Re:Source Americas Enterprises, Inc.), of which six are in the floorcoverings products/services business and three are in the specialty products business (Pandel, Inc. (specialty mats), Interface Americas Re:Source Technologies, Inc. (antimicrobials, adhesives) and Interface Architectural Resources, Inc. (access flooring)), and three direct subsidiaries organized and operating outside the U.S. in the floorcovering products/services business.

(4) Interface Australia Holdings Pty Ltd. is the parent of six direct subsidiaries organized and operating in Australia in the floorcovering products/services business.
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(5)      Interface Europe B.V. (formerly Interface Heuga B.V.) is the parent of five direct subsidiaries organized and operating in the Netherlands, and 12 direct subsidiaries organized and operating outside of the Netherlands, in the floorcovering products/services business.

(6) Interface Europe, Ltd. (formerly Interface Flooring Systems, Ltd.) is the parent of seven direct subsidiaries organized and operating in England and Wales, and one direct subsidiary organized and operating in Ireland, in the floorcovering products/services business and one direct subsidiary (Camborne Holdings Ltd.) organized and operating in England and Wales in the interior fabrics business.

(7) Interface Fabrics Group, Inc. (formerly Guilford of Maine, Inc. and Interface Interior Fabrics, Inc.) is the parent of ten direct subsidiaries organized and operating in the United States (including Chatham, Inc., Toltec Fabrics, Inc. and Intek, Inc.), and one direct subsidiary organized and operating in England and Wales, in the interior fabrics business.

(8) Interface Overseas Holdings, Inc. is the parent of eight direct subsidiaries organized and operating in the United States (Interface Domestic Corporation), Denmark (Interface Global Holdings ApS and Interface Denmark Holdings ApS), Japan (ISM Japan Ltd.), Thailand (Interface Modernform Co. Ltd.), China (Shanghai Interface Carpet Co. Ltd.) and the British Virgin Islands (Heuga BVI Ltd.).

(9) Re:Source Americas Enterprises, Inc. is the parent of 17 direct subsidiaries organized and operating in the United States in the floorcovering services business.